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                                                              FILE NO. 333-68747
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
          (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED MAY 6, 1999)

                                     PROSPECTUS NUMBER: 1875



                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                           CALLABLE FIXED RATE NOTES

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

PRINCIPAL AMOUNT:        $25,000,000


CUSIP NUMBER:            59018S 3C6


INTEREST RATE:           7.00000%


ORIGINAL ISSUE DATE:     July 7, 1999


STATED MATURITY DATE:    July 7, 2009


INTEREST PAYMENT DATES:  7th day of each month commencing August 9, 1999, through and including the
                         Stated Maturity Date, subject to the following business day convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes may be redeemed prior to the Stated Maturity Date, See "Other
                         Provisions"


INITIAL REDEMPTION DATE: July 7, 2004


OTHER PROVISIONS:        The Notes are subject to redemption at the option ML&Co., in whole, semi-
                         annually on each January 7 and July 7 commencing July 7, 2004, at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 days prior notice.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   June 23, 1999


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